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                                                                  EXHIBIT 10.10

                          REIMBURSEMENT PROMISSORY NOTE

$3,000,000.00                                                   October 1, 2000
                                                           Nashville, Tennessee

         FOR VALUE RECEIVED, the undersigned, ADVOCAT INC., a Delaware corporation, having its principal place of business in the State of Tennessee (the "Borrower"), promises to pay to the order of AMSOUTH BANK (the "Bank), in lawful currency of the United States of America, at AmSouth Center, 315 Deaderick Street, Nashville, Tennessee 37237, or at such other place as the holder from time to time may designate in writing, the principal sum of THREE MILLION AND NO/100 ($3,000,000.00) DOLLARS, with no interest computed thereon, prior to maturity or default, on the 15th day of January, 2002 (the "Maturity Date").

         Prepayment may be made at any time without premium, and the following shall be mandatory prepayments:

                  (a) Upon the sale of the Carteret Care nursing facility of Diversicare Assisted Living Services, NC, LLC, or an affiliate entity thereof, located in North Carolina (the "Cartaret Property") all net proceeds after payment of normal, customary and good faith expenses of sale, shall be paid upon the indebtedness evidenced by this Reimbursement Promissory Note, pursuant to the existing Deed of Trust and Security Agreement executed by Diversicare Assisted Living Services, NC, LLC, dated November 15, 1999, it being anticipated that such sale shall close no later than December 31, 2000;

                  (b) All payments received under the Wraparound Promissory Note given as collateral security to Bank made by Texas Diversicare Limited Partnership, a Texas limited partnership ("TDLP"), dated August 30, 1991, in the original principal sum of Seven Million Five Hundred Thousand and no/100 ($7,500,000.00) Dollars and having a final maturity date of August 31, 2001 (net of amounts required to retire the balance of the underlying "wrapped" indebtedness to Bank of America), or collateral related thereto, shall be applied first to payment of this Reimbursement Promissory Note; and

                  (c) All cash flow available to Advocat Inc. or any of the other "Debtors" as defined in the Master Amendment to Loan Documents and Agreement dated effective October 1, 2000, executed between Bank, Borrower and other subsidiaries or affiliates of Borrower, and all of which including Borrower, are defined as "Debtors" therein (the "Master Amendment") after making the required payments on the Amendment to Renewal Revolving Promissory Note of even date herewith in the principal amount of $4,500,000.00, the Renewal Promissory Note in the principal amount of $9,412,383.87 of even date herewith, and the Renewal Promissory Note (Overline Facility) in the principal amount of $3,500,000.00 of even date herewith shall be paid upon the indebtedness evidenced by this Reimbursement Promissory Note until it shall have been paid in full. "Cash Flow" for purposes of this Section shall be defined as set forth in the Master Amendment.

         This Reimbursement Promissory Note is executed by the parties hereto to evidence the reimbursement obligation maturing upon Bank's honor of Omega Healthcare Investors, Inc.'s


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("Omega") drawing under letters of credit number 1812888 or 1812989 in accordance with the Master Amendment. This instrument is executed pursuant to the Master Amendment. This Reimbursement Promissory Note (and any and all extensions, modifications, renewals and amendments thereof) is (1) secured by the Collateral described or referred to the Loan Documents, as defined in the Master Amendment and (2) the breach or occurrence of a default or event of default under any of the Loan Documents, at the option of Bank, will constitute a default hereunder.

         For so long as any indebtedness evidenced by this Reimbursement Promissory Note shall remain outstanding and unpaid, no cash or funds of the Debtors, or any of them, shall be used to pay dividends on the Preferred Stock, as defined in the Master Amendment or to pay interest on the Subordinated Note, as defined in the Master Amendment.

         Both principal and interest due on this Reimbursement Promissory Note are payable in Nashville, Tennessee, at par in lawful money of the United States of America.

         Time is of the essence of this Reimbursement Note. It is expressly agreed that, at the option of Bank in the event of default hereunder or under any of the Loan Documents, the entire unpaid principal sum evidenced by this Reimbursement Note, together with interest accruing after the Maturity Date on the unpaid sum at the lesser of fifteen percent (15%) per annum, or the maximum rate then allowed by applicable law shall at the option of any holder, without further notice, become due and payable forthwith. All such interest shall be paid at the time of and as a condition precedent to the curing of any default. Failure of the holder to exercise this right of accelerating the maturity of the debt, or indulgence granted from time to time, shall in no event be considered as a waiver of said right of acceleration or stop the holder from exercising said right. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred and sixty (360) days.

         If default is made in the payment of any payment due hereunder, including but not limited to mandatory prepayments as set forth herein, when the same shall become due or mature, or if default is made in the payment of the indebtedness hereunder at maturity, or in the event of default in or breach of any of the terms, provisions or conditions of any of the Loan Documents or any instrument(s) given to evidence or secure this Reimbursement Promissory Note, then at the election of the legal holder hereof, at any time thereafter made and without demand or notice, the owner and holder of this Reimbursement Promissory Note shall have the right to declare all sums unpaid hereon at once due and payable. In the event of such default, and the same is placed in the hands of an attorney for collection, or a suit is filed hereon, or if the proceedings are held in bankruptcy, receivership, or the reorganization of Borrower, or any person or entity constituting Borrower if Borrower is, or is composed of, more than one person or entity, or any guarantor or surety of this Reimbursement Promissory Note, or other legal or judicial proceedings for the collection hereof, the undersigned shall pay in addition to the owner and holder of this Reimbursement Promissory Note, all court costs and costs of collection, enforcement or protection of the rights or collateral of Bank hereunder, including reasonable attorney's fees.

         Borrower and all endorsers and signers hereof, and each of them, expressly waive demand, presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection and all other notices or demands whatsoever with respect to this Reimbursement Promissory Note


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or the enforcement hereof and consent that the time of said payments or any part thereof may be extended by the holder hereof and as sent to any substitution, exchange, or release of collateral permitted by the holder hereof, all without and anywise modifying, altering, releasing, affecting or limiting their respective liability. This Reimbursement Promissory Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         The term obligor, as used in this Reimbursement Promissory Note, shall mean all parties, and each of them, directly or indirectly obligated for the indebtedness that this Reimbursement Promissory Note evidences, whether as principal, maker, endorser, surety, guaranty, or otherwise.

         In no event (including but not limited to prepayment, default, demand for payment, or acceleration of maturity) shall the interest taken, reserved, contracted for, charged or received in connection herewith, under the Loan Documents or otherwise, exceed the maximum amount permitted by applicable law (the "Maximum Amount"). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, then ipso facto, such document shall be reformed and the interest payable reduced to the Maximum Amount, without necessity of execution of any amendment or new document. If Bank ever receives interest in an amount which apart from this provision would exceed the maximum amount, the excess shall, without penalty, be applied to the unpaid principal balance of the loan obligations in inverse order of maturity of installments and not to the payment of interest, or be refunded to the Borrower, at the election of the Bank in its full discretion or as required by applicable law.

         This instrument shall be governed by the laws of the State of Tennessee, except as such may be preempted by applicable laws of the United States of America governing the charging or receiving of interest.

         The provisions hereof shall be binding upon the parties, their successors and assigns. The provisions hereof are severable such that the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the remaining provisions.

         IN WITNESS WHEREOF, this instrument has been executed on the day and year first above written.

                                       BORROWER:

                                       ADVOCAT INC., a Delaware corporation



                                       By: /s/ James F. Mills, Jr.
                                          -------------------------------------
                                          Name: James F. Mills, Jr.
                                               --------------------------------
                                          Title: Senior Vice President
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